Exhibit 10.4

SECOND COLLATERAL ACCOUNT AGREEMENT

THIS SECOND COLLATERAL ACCOUNT AGREEMENT (this “Agreement”) is dated as of September 14, 2005 and entered into by and between AmeriVest Chateau Inc., a Texas corporation (“Chateau”), AmeriVest Greenhill Inc., a Texas corporation (“Greenhill”; Chateau and Greenhill are hereinafter referred to collectively as “Pledgors”), KeyBank National Association, a national banking association, as Agent (“Secured Party”) and KeyBank National Association, as depository (“Depository”).

RECITALS

A.            Pursuant to that certain First Amended and Restated Unsecured Revolving Credit Agreement, dated as of October 20, 2004 (as extended, renewed, supplemented or modified from time to time, the “Credit Agreement”), Secured Party and the lenders from time to time party to the Credit Agreement have made a loan to the Pledgors’ parent corporation, AmeriVest Properties Inc., a Maryland corporation (“Borrower”);

B.            Chateau owns certain real property known as Chateau Plaza located at 2515 McKinney Avenue, Dallas, Texas (the “Chateau Property”) and has granted a Second Deed of Trust for the benefit of Secured Party, as security for the Loan;

C.            Greenhill owns certain real property known as Greenhill Park located in Addison, Texas (the “Greenhill Property”) and has granted a Second Deed of Trust for the benefit of Secured Party, as security for the Loan;

D.            Pursuant to §5.6 of the Secured Revolving Credit Agreement Chateau and Greenhill have established the Collateral Account (which is called the “Chateau Plaza Reserve Account” in the Secured Revolving Credit Agreement); and

E.             Borrower has requested that Secured Party and the lenders that are a party to the Credit Agreement modify the Credit Agreement, and as a condition thereto, Secured Party has required that Greenhill be given an undivided interest in the funds in the Chateau Plaza Reserve Account, and that Secured Party be granted a second priority lien on the Collateral Account.

NOW, THEREFORE, in consideration of the premises and in order to induce Secured Party and the Lenders to amend the Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgors, Secured Party and Depository agree as follows:

SECTION 1.         Certain Definitions.  Terms used herein that are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.  The following terms used in this Agreement shall have the following meanings:

“Cash Equivalents” means, as at any date of determination, (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within thirty (30) days from such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within thirty (30) days from such date and, at the time of acquisition thereof, having the highest rating obtainable from either S&P or Moody’s; (iii) commercial paper maturing no more than thirty (30) days from such date and, at the time of acquisition thereof, having the highest rating obtainable from either S&P or Moody’s; or (iv) certificates of deposit or bankers’ acceptances maturing within thirty (30) days from such date issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000.

“Collateral” means (i) the Collateral Account, (ii) all amounts on deposit and investment property from time to time in the Collateral Account, (iii) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, (iv) all rights to Distributions and (v) to the extent not covered by clauses (i) through (iv) above, all proceeds of any or all of the foregoing Collateral.

“Collateral Account” means, collectively, all accounts established and maintained by Secured Party at Depository pursuant to Section 2(a).

“Investments” means those investments, if any, made by Secured Party pursuant to Section 5.

“Loans” shall have the meaning set forth in the Credit Agreement.

“Secured Obligations” means collectively all Secured Obligations as defined in the Security Deed from Chateau to Secured Party and the Lenders, and as defined in the Security Deed from Greenhill to Secured Party and the Lenders.

SECTION 2.         Establishment and Operation of Collateral Account.

(a)           Secured Party is hereby authorized to establish and maintain at Depository at its office at 127 Public Square, Cleveland, Ohio  44114-1306 as a blocked account in the name of Secured Party and, subject to the rights of the secured party under the First Collateral Account Agreement, under the sole dominion and control of Secured Party, a restricted deposit account and/or one or more custody accounts, each designated as “KeyBank as Agent Under Revolving Credit Agreement and Unsecured Revolving Credit Agreement in trust for AmeriVest Chateau Inc. and AmeriVest Greenhill Inc. Collateral Account”.

(b)           The Collateral Account shall be operated in accordance with the terms of this Agreement.  The Collateral Account shall be assigned the tax identification number of Pledgors which is 84-1240264.  The Collateral Account shall not be evidenced by a certificate of deposit, passbook or other instrument.  The Collateral Account shall be an interest bearing account.  Any interest which may accrue on the amounts on deposit in the Collateral Account shall be added to and shall become a part of the balance of the Collateral Account.

(c)           By execution hereof, Chateau transfers to Greenhill an undivided interest in all amounts at any time held in the Collateral Account.  All amounts at any time held in the Collateral Account shall, subject to the terms hereof, be beneficially owned by Pledgors but shall be held by Secured Party (through Depository) hereunder, as collateral security for the Secured Obligations upon the terms and conditions set forth herein, subject to the rights of the secured party under the First Collateral Account Agreement.  Greenhill acknowledges that the funds in the Collateral Account at all times prior to the date hereof have been subject to the lien of the secured party under the First Collateral Account Agreement, and that the funds of Greenhill in the Collateral Account continue to be subject to such lien.  Pledgors shall have no right to withdraw, transfer or, otherwise receive any funds deposited into the Collateral Account except as expressly approved by Secured Party pursuant to §5.4 of the Credit Agreement and as provided in the Secured Revolving Credit Agreement and the First Collateral Account Agreement.

(d)           Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

SECTION 3.         Deposits and Disbursements of Cash Collateral.

(a)           Chateau agrees to make the monthly deposits in the Collateral Account in the amount required by §5.4 of the Credit Agreement.  All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of Pledgors) of immediately available funds, in each case addressed as follows:

Bank Name:	KeyBank National Association
1675 Broadway
Denver, Colorado 80202
Account No.:	7696811018156
ABA No.:	307-070-267
Account Title:	KeyBank as Agent under Revolving Credit Agreement and Unsecured Revolving Credit Agreement in trust for Chateau Plaza and Greenhill Park
Reference:	AmeriVest Chateau Inc. and AmeriVest Greenhill Inc.

Pledgors shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit.

(b)           For so long as the First Collateral Account Agreement is in effect, funds may be disbursed from the Collateral Account pursuant to Borrower’s request only as provided in the Secured Revolving Credit Agreement and the First Collateral Account Agreement.  At such time as the First Collateral Account Agreement is no longer in effect, then provided no

Event of Default under the Credit Agreement has occurred and is continuing, funds may be disbursed from the Collateral Account pursuant to Borrower’s requests approved by Secured Party as provided in §5.4 of the Credit Agreement.  Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement Secured Party may, in its sole discretion, apply the amount then on deposit in the Collateral Account in the same manner as Collateral proceeds under §12.4 of the Credit Agreement.

SECTION 4.         Pledge of Security for Secured Obligations.  Each Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of such Pledgor’s right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due of all Secured Obligations, subject to the rights of the secured party under the First Collateral Account Agreement.

SECTION 5.         Investment of Amounts in the Collateral Account, Interest on Amounts in the Collateral Account.

(a)           Funds held by Secured Party (through Depository) in the Collateral Account shall not be invested or reinvested except as provided in this Section 5.

(b)           Any funds on deposit in the Collateral Account shall, subject to the rights of the secured party under the First Collateral Account Agreement, be invested by Secured Party (through Depository) in its own name and in its sole discretion in (i) interest bearing deposit accounts at KeyBank National Association, (ii) money market funds or fixed income investments administered by KeyBank National Association or any of its affiliates, or (iii) Cash Equivalents; provided that any amounts received by Secured Party (through Depository) after the applicable cut-off time for such investments may be held until the next Business Day in a non-interest bearing account.  Interest bearing deposit accounts at KeyBank National Association shall be subject to all of the fees, rules and regulations applicable thereto, including, without limitation any maximum number of transactions per month.

(c)           Secured Party (through Depository)is hereby authorized to sell, and shall sell, all or any designated part of the securities constituting part of the Collateral if such sale is necessary to permit Secured Party (through Depository) to perform its duties hereunder.  Subject to Section 11, Secured Party and Depository shall have no responsibility for any loss resulting from a fluctuation in interest rates, the sale or other disposition of any Cash Equivalent prior to its maturity date or otherwise.

(d)           Subject to Secured Party’s rights under Section 12, any interest received in respect of securities constituting part of the Collateral, any interest earned on cash deposits and the net proceeds of the sale or payment of any such securities shall be deposited directly in and held in the Collateral Account by Depository pending investment thereof pursuant to Section 5(b).

SECTION 6.         Representations and Warranties.  Each Pledgor represents and warrants as follows:

(a)           Ownership of Collateral.  Such Pledgor is (or at the time of transfer thereof to Secured Party will be) the legal and beneficial owner of the Collateral from time to time transferred by such Pledgor to Secured Party, free and clear of any Lien except for the security interest created by this Agreement and by the First Collateral Account Agreement.

(b)           Governmental Authorizations.  No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Pledgors of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgors; or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Pledgors).

(c)           Perfection.  The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected second priority security interest in the Collateral (subject only to the First Collateral Account Agreement), securing the payment of the Secured Obligations.

(d)           Other Information.  All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Pledgors with respect to the Collateral is accurate and complete in all material respects as of the date supplied.

SECTION 7.         Further Assurances.  Pledgors agree that from time to time, at the expense of Pledgors, Pledgors will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, Pledgors will:  (a) execute and/or authorize Secured Party to file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (b) at Secured Party’s request, appear in and defend any action or proceeding that may adversely affect Pledgors’ beneficial title to or Secured Party’s security interest in all or any part of the Collateral.

SECTION 8.         Transfers and other Liens.  Each Pledgor agrees that it will not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interest under this Agreement or the other Loan Documents and the subordinate lien granted to KeyBank National Association, as Agent, by Pledgors pursuant to that certain Second Collateral Account Agreement dated of even date herewith and the first priority lien granted under the First Collateral Account Agreement.

SECTION 9.         Secured Party Appointed Attorney-in-Fact.  Each Pledgor hereby irrevocably appoints Secured Party, such appointment being coupled with an interest, as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, Secured Party or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument that Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of such Pledgor.  Secured Party shall not exercise its rights under this Section in a manner contrary to the terms of this Agreement and the Credit Agreement.  Secured Party is authorized to file such financing statements as Secured Party deems necessary to perfect the security interests created hereby.

SECTION 10.       Secured Party May Perform.  If a Pledgor fails to perform any agreement contained herein as provided herein, Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable by Pledgors under Section 13.

SECTION 11.       Standard of Care.  The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in the possession of Secured Party and Depository and the accounting for interest earned on and moneys actually received by it hereunder, neither Secured Party nor Depository shall have any duty as to any Collateral, it being understood that neither Secured Party nor Depository shall have any responsibility for (a) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral or (b) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral.  Secured Party and Depository shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party or Depository, as applicable, accords its own property of like kind and Secured Party’s or Depository’s, as applicable, actions do not constitute gross negligence or willful misconduct.

SECTION 12.       Remedies.  Upon the occurrence and during the continuance of an Event of Default, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in the State of Texas (the “Code”).

SECTION 13.       Indemnity and Expenses.

(a)           Pledgors agree to indemnify Secured Party and Depository from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result primarily from Secured Party’s and Depository’s, as applicable, gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(b)           Pledgors shall pay to Secured Party and Depository upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party or Depository may incur in connection with (i) the amendment or modification of, or any waiver or consent under, this Agreement, (ii) the custody, preservation, use or operation of, release of or addition to, the perfection of any security interest in, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party or

Depository hereunder, or (iv) the failure by Pledgors to perform or observe any of the provisions hereof.

SECTION 14.       Continuing Security Interest; Transfer of Loans.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, (b) be binding upon Pledgors, their successors and assigns, and (c) inure, together with the rights and remedies of Secured Party and Depository hereunder, to the benefit of Secured Party and Depository and their successors, transferees and assigns.  Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Pledgors without the necessity of further action or documentation.  Upon any such termination Secured Party shall, at Pledgors’ expense, execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination and Pledgors shall be entitled to close the Collateral Account and to the return, upon its request and at its expense, of such of the collateral as shall not have been otherwise applied pursuant to the terms hereof.

SECTION 15.       Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be given in the manner set forth in §19 of the Credit Agreement.

SECTION 16.       Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of the Secured Party or Depository in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not excusive of, any rights or remedies otherwise available.

SECTION 17.       Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 18.       Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 19.       Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of Texas are used herein as therein defined.

SECTION 20.       Consent to Jurisdiction and Service of Process.  PLEDGORS AGREE THAT ANY SUIT BY IT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE

BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR ANY FEDERAL COURT SITTING THEREIN AND PLEDGORS CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT FOR ANY SUIT BY SECURED PARTY OR DEPOSITORY AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON PLEDGORS BY MAIL AT THE ADDRESS SPECIFIED IN THE CREDIT AGREEMENT.  PLEDGORS HEREBY WAIVE ANY OBJECTION THAT EITHER OF THEM MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.  IN ADDITION TO THE COURTS OF TEXAS OR ANY FEDERAL COURT SITTING THEREIN, THE SECURED PARTY OR DEPOSITORY MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL EXISTS AND PLEDGORS CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON PLEDGORS BY MAIL AT THE ADDRESS SPECIFIED IN THE CREDIT AGREEMENT.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGORS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGORS ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  Pledgors hereby agree that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgors at their address provided in Section 15, such service being hereby acknowledged by Pledgors to be sufficient for personal jurisdiction in any action against Pledgors in any such court and to be otherwise effective and binding service in every respect.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party or Depository to bring proceeding against Pledgors in the courts of any other jurisdiction.

SECTION 21.       Waiver of Jury Trial.  EACH PLEDGOR, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF AGENT RELATING TO THE ADMINISTRATION OF THE COLLATERAL ACCOUNT OR ENFORCEMENT HEREOF, AND AGREES THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

SECTION 22.       Control of Account.  Pledgors acknowledge that Depository is the bank with which the Collateral Account is maintained pursuant to Section 9-104 (a) of the Uniform Commercial Code and that Secured Party has control of the Collateral Account and Depository shall comply with the instructions originated by Secured Party directing the disposition of funds in the Collateral Account and any entitlement orders from Secured Party without further consent by the Pledgors.  Secured Party is authorized to give instructions and entitlement orders to Depository as Secured Party deems necessary to effectuate this Agreement.  Texas shall be deemed to be the location and jurisdiction (within the meaning of Section 9 304 of the Uniform Commercial Code) of Depository and the Collateral Account.

SECTION 23.       Counterparts.  This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

[Signatures On Next Page]

IN WITNESS WHEREOF, Pledgors, Secured Party and Depository have caused this Agreement to be duly executed and delivered as of the date first written above.

PLEDGORS:

AMERIVEST CHATEAU INC., a Texas corporation

By:	/s/ Charles K. Knight
Name:	Charles K. Knight
Title:	President and CEO

AMERIVEST GREENHILL INC., a Texas corporation

By:	/s/ Charles K. Knight
Name:	Charles K. Knight
Title:	President and CEO

SECURED PARTY:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:	/s/ Daniel P. Stegemoeller
Name:	Daniel P. Stegemoeller
Title:	Vice President

DEPOSITORY:

KEYBANK NATIONAL ASSOCIATION,

By:	/s/ Daniel P. Stegemoeller
Name:	Daniel P. Stegemoeller
Title:	Vice President